EXHIBIT 10.1

AMENDMENT TO SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Amendment to Settlement Agreement and General Release (hereinafter, the “Agreement”) is made and entered into as of June 25, 2008 by and between La Jolla Cove Investors, Inc., a California corporation (“LJCI”), VIASPACE Inc., a Nevada corporation (“VIASPACE”) and Carl Kukkonen, an individual (“Kukkonen”). LJCI, VIASPACE, and Kukkonen will sometimes be referred to collectively as the “Parties” throughout this Agreement.

RECITALS

A. WHEREAS, LJCI and VIASPACE entered into that certain Settlement Agreement and General Release dated as of March 25, 2008 (the “Settlement Agreement”);

B. WHEREAS, the Settlement Agreement provided for the final resolution of the obligations existing under the Lending Transactions (as defined in the Settlement Agreement);

C. WHEREAS, a portion of the Settlement Amount (as defined in the Settlement Agreement) in the amount of $229,015.59, with interest thereon continuing to accrue at a rate of 9.75% per annum, remains due and unpaid; and

F. WHEREAS, the parties now desire to amend certain terms of the Settlement Agreement.

G. NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties agree as follows:

AGREEMENT

1. Recitals: The Recitals set forth above are an integral part of this Agreement, and shall be used in any interpretation of this Agreement. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Settlement Agreement.

2. Payment: VIASPACE agrees to pay LJCI the sum of $229,015.59, plus accrued and unpaid interest, as set forth below (the “Amended Settlement Amount”), in settlement of the amount outstanding under the Settlement Agreement and the January Loan, payable as follows:

(a) concurrently with the execution hereof, VIASPACE shall pay to LJCI in cash or other readily available funds, $150,000.

(b) on or before July 25, 2008, VIASPACE shall pay to LJCI in cash or other readily available funds, $79,015.59, plus interest accruing in the amount of 9.75% per annum from the date hereof, such that if such payment is made on July 25, 2008, the total sum payable shall equal $79,648.79.

In the event that VIASPACE does not pay all sums due from VIASPACE to LJCI under this Section 2 by the date that is three business days from the date that such sums are due under the terms of this Section 2, VIASPACE shall be in default of its obligations under this Agreement, the Settlement Agreement and the January Loan.

3. Extension of Maturity Date: The Maturity Date of the January Loan is hereby extended to July 25, 2008.

4. Personal Guaranty: Concurrently herewith and as a material inducement to LJCI entering into this Agreement, Kukkonen shall enter into a Continuing Personal Guaranty in favor of LJCI, the form of which is attached hereto as Exhibit A.

5. Governing Law: This Agreement shall be governed by the laws of the State of California. By signing this Agreement, the Parties hereby agree and submit to the jurisdiction of the courts in California and that venue of any suit or action shall be in the downtown branch of the courts of San Diego County, California.

6. Counterparts: This Agreement may be executed in counterparts and each counterpart shall have the same force and effect as an original and constitute an effective, binding agreement on the part of each of the undersigned. The Agreement may be transmitted by facsimile or otherwise.

7. No Construction Against the Drafter: This Agreement shall be deemed jointly drafted and written by all parties to it and shall not be construed or interpreted against any particular party, regardless of which party or counsel originated or drafted any portion of it.

8. Enforcement of Settlement: In the event of any litigation to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, as well as to such costs as may be awardable to the prevailing party by rule or statute in the court in which the action is brought.

9. No Implied Waiver: No action or failure to act shall constitute a waiver of any right or duty afforded under this Agreement, nor shall any action or failure to act constitute an approval of, or acquiescence in, any breach, except as may be specifically agreed in writing. Waiver of any on provision herein shall not be deemed to be a waiver of any other provision herein.

10. Except as specifically amended herein, all other terms and conditions of the Settlement Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

LA JOLLA COVE INVESTORS, INC.
By:	/s/ Travis W. Huff

Name:	Travis W. Huff

Its:	Portfolio Mgr/VP

VIASPACE INC.
By: /s/ Carl Kukkonen

Name: Carl Kukkonen

Its: CEO

/s/ Carl Kukkonen
Carl Kukkonen